UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event reported):
June 7, 2021

Grocery Outlet Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38950	47-1874201
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5650 Hollis Street, Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)
(510) 845-1999
(Registrant’s telephone number, including area code)
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by Grocery Outlet Holding Corp., a Delaware corporation (the “Company”), in connection with the matters described herein. References to “we” and “our” herein refer to the Company.
Item 5.07 Submission of Matters to a Vote of Security Holders.
(a)    The Company held its annual meeting of stockholders (the “Annual Meeting”) on June 7, 2021.

(b)    The voting results from the Annual Meeting were as follows:
1.Each of the following four directors were re-elected to our Board of Directors as Class II directors, to serve until our annual meeting of stockholders in 2024 or until their respective successors are elected and qualified. Each director received the number of votes set forth below.

Name	For	Withold	Broker Non-Vote
Mary Kay Haben	68,419,626	21,407,313	2,345,026
Gail Moody-Byrd	89,432,524	394,415	2,345,026
S. MacGregor Read, Jr.	67,806,435	22,020,504	2,345,026
Jeffrey York	47,550,577	42,276,362	2,345,026

2.The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2022 was approved by a vote of 91,899,179 shares in favor, 250,565 shares against and 22,221 shares abstaining. There were no broker non-votes on this proposal.
3.The approval of a non-binding advisory resolution on the compensation of the Company’s named executive officer for the fiscal year ended January 2, 2021 was approved by a vote of 78,682,849 shares in favor, 11,119,004 shares against and 25,086 shares abstaining. There were 2,345,026 broker non-votes on this proposal.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Grocery Outlet Holding Corp.

Date:	June 10, 2021	By:	/s/ Pamela B. Burke
		Name:	Pamela B. Burke
		Title:	Chief Administrative Officer, General
Counsel and Secretary